UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): May 31, 2006

                                ASHLAND INC.
           (Exact Name of Registrant as Specified in its Charter)

                                  Kentucky
               (State or Other Jurisdiction of Incorporation)

        1-32532                                             20-0865835
(Commission File Number)                                 (I.R.S. Employer
                                                        Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky               41011
    (Address of Principal Executive Offices)                 (Zip Code)

P.O. Box 391, Covington,  Kentucky                           41012-0391
    (Mailing Address)                                        (Zip Code)

     Registrant's telephone number, including area code: (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.  Other Events

     On May 31, 2006, Ashland Inc. announced that it has completed its purchase of the water treatment business of Degussa AG, branded under the Stockhausen name, in North America, South America, western Europe and most of the rest of the world. In the areas where the purchase has not been completed, the parties have undertaken necessary steps to ensure that statutory requirements are met for the expected regulatory approvals. The entire transaction is valued at approximately 122 million euros.

     The transaction is further described in the attached press release, which is attached hereto as Exhibit 99.1, and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

    (d)     Exhibits

   99.1     Press release dated May 31, 2006

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                ASHLAND INC.
                                  -----------------------------------------
                                                (Registrant)




Date:  May 31, 2006                /s/ J. Marvin Quin
                                  -----------------------------------------
                                  Name:   J. Marvin Quin
                                  Title:  Senior Vice President
                                          and Chief Financial Officer

                               EXHIBIT INDEX


99.1     Press release dated May 31, 2006